UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement with Interim Chief Financial Officer

On June 13, 2024, the Compensation Committee (the “Compensation Committee”) of the board of directors of the Company, approved a Consulting Agreement with Damon Rich, which was dated as of and entered into by the Company and Mr. Rich on June 14, 2024 (the “Rich Consulting Agreement”). Under the Rich Consulting Agreement, Mr. Rich will continue to provide the consulting services to the Company that Mr. Richas has provided as its Interim Chief Financial Officer since his appointment to this position as of April 19, 2024. Under the Rich Consulting Agreement, the Company will pay Mr. Rich $120 per hour for up to 120 hours per month of invoiced services. Pursuant to the Rich Consulting Agreement, on June 14, 2024, Mr. Rich was granted an award of 20,000 shares of restricted common stock under the Signing Day Sports, Inc. 2022 Equity Incentive Plan, as amended, or the Equity Incentive Plan (the “Plan”), which vested upon grant. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan. The Company will reimburse Mr. Rich for all reasonable expenses incurred by Mr. Rich directly related to the performance of services under the Rich Consulting Agreement. The Rich Consulting Agreement may be terminated by either party upon five days’ written notice.

Mr. Rich and the Company also entered into a Confidential Information and Inventions Assignment Agreement, executed on June 14, 2024 (the “Rich Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, and contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing summary of the terms and conditions of the Rich Consulting Agreement and the Rich Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Rich Consulting Agreement and the Rich Confidentiality Agreement filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, which is incorporated herein by reference.

Equity Grant to Chief Executive Officer

On June 13, 2024, the Compensation Committee granted an award of 200,000 shares of restricted common stock under the Plan to Daniel Nelson, the Chief Executive Officer and Chairman of the Company. The restricted shares are subject to the following vesting schedule: 50,000 of the restricted shares will vest on each of September 13, 2024, December 13, 2024, March 13, 2025, and June 13, 2025. The grant is subject to the Company’s standard form of restricted stock award agreement under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1†	Consulting Agreement, dated as of June 14, 2024, between Signing Day Sports, Inc. and Damon Rich
10.2	Confidential Information and Inventions Assignment Agreement, executed June 14, 2024, between Signing Day Sports, Inc. and Damon Rich
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer

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